Exhibit 99.1

SCICLONE ANNOUNCES CORPORATE RESTRUCTURING AND WORKFORCE REDUCTION

Foster City, Calif. – October 28, 2009 – SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today announced a corporate restructuring that will reduce its U.S.-based workforce by approximately 17%, primarily in research and development. This restructuring follows the discontinuation of SciClone’s RP101 phase 2 clinical trial announced on October 2, 2009.

“Throughout the year SciClone has been strongly focused on containing costs and closely managing expenses. The decision to reduce our workforce in the wake of the RP101 trial discontinuation was inevitable yet difficult, considering the high degree of talent and dedication of our employees,” said Friedhelm Blobel, Ph.D., President and Chief Executive Officer of SciClone. “We are committed to moving SciClone towards sustainable profitability. With streamlined operations, decreased expenditures, and expected robust global sales, we believe we are fully on track to realize that objective.”

As a result of the restructuring, SciClone anticipates incurring a one-time severance-related charge of approximately $0.3 million, which includes severance and other expenses associated with the workforce reduction plan. SciClone expects to complete the restructuring in the fourth quarter of 2009.

About SciClone

SciClone Pharmaceuticals (NASDAQ: SCLN) is a profit-driven, global biopharmaceutical company with a substantial international business and a product portfolio of novel therapies for cancer and infectious diseases. SciClone is focused on continuing international sales growth, a cost-containing clinical development strategy, and expense management. ZADAXIN (thymalfasin or thymosin alpha 1) is sold in over 30 countries for the treatment of hepatitis B (HBV) and hepatitis C (HCV), certain cancers and as a vaccine adjuvant. SciClone’s pipeline of drug candidates includes thymalfasin, in preclinical studies as an enhancer of novel H1N1 flu vaccines; thymalfasin for stage IV melanoma, for which SciClone has reached agreement with the FDA on the design of a phase 3 trial; SCV-07 in a phase 2 trial for the delay of onset of severe oral mucositis in patients receiving chemoradiation therapy for the treatment of cancers of the head and neck; and SCV-07 in a phase 2 trial for the treatment of HCV. SciClone has exclusive commercialization and distribution rights to DC BeadTM in China, where the product is under regulatory review. The Company also has commercialization and distribution rights to the anti-nausea drug ondansetron RapidFilmTM in China and Vietnam, for which it is seeking regulatory approval. For additional information, please visit www.sciclone.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding expected growth, development and regulatory objectives and timing expectations. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These risks and uncertainties include whether the actual charges for this restructuring may materially differ from our forecasts, our ability to achieve our product revenue and/or profitability goals which may be affected by economic conditions, regulatory developments, including particularly our ability to meet our expected timelines for approval of our products, other regulatory restrictions, developments with respect to our clinical programs and our regulatory objectives, the performance of our partners, vendors and other third parties with which we do business, our future cash requirements, and other matters. Please also refer to other risks and uncertainties described in SciClone’s filings with the Securities and Exchange Commission. All forward-looking statements are based on information currently available to SciClone and SciClone assumes no obligation to update any such forward-looking statements.